UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2008

PATIENT ACCESS SOLUTIONS, INC.

(Exact name of registrant as specified in this charter)

NEVADA	333-143694	98-0550407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Marcus Blvd. Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (631) 656-2000

BLUE MOUNTAIN RESOURCES INC.

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2008, Patient Access Solutions, Inc. a Nevada corporation (the “Company”), changed its name from Blue Mountain Resources, Inc and enacted a forward stock split of 7.25-1, payable upon surrender of our shareholders stock certificates. Our authorized stock is as follows: The total number of capital stock which may be issued by the Corporation is Two Hundred and Sixty Million (260,000,000) Shares, of which Two Hundred and Fifty Million (250,000,000) shares are common stock with a par value of one tenth of one cent ($0.0001) per share, and Ten Million (10,000,000) shares are Preferred Shares, with a par value of one tenth of one cent ($0.0001) per share the rights and preferences of which may be determined by the Board of Directors. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 9, 2008.	PATIENT ACCESS SOLUTIONS, INC.

	By	/s/ Bruce Weitzberg
Bruce Weitzberg
Chief Executive Officer